Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	Andrew A. Krakauer	Richard E. Moyer
	President and CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: (973) 890-7220	Phone: (212) 554-5466

CANTEL MEDICAL REPORTS 2% INCREASE IN NET INCOME - EPS OF $0.25 FOR QUARTER ENDED APRIL 30, 2010

LITTLE FALLS, New Jersey (June 8, 2010) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported a 2% increase in net income to $4,274,000, or $0.25 per diluted share, on sales of $66,559,000 for the third quarter ended April 30, 2010. This compares with net income of $4,183,000, or $0.25 per diluted share, on sales of $66,431,000 for the third quarter ended April 30, 2009. For the nine months ended April 30, 2010, the Company reported a 36% increase in net income to $15,318,000, or $0.90 per diluted share, on sales of $204,141,000. This compares with net income of $11,290,000, or $0.68 per diluted share, on sales of $193,257,000 for the nine months ended April 30, 2009.

Andrew Krakauer, Cantel’s President and CEO stated, “In evaluating the individual business units, we view this as a solid quarter.  In our three largest business segments — Endoscope Reprocessing, Water Purification and Healthcare Disposables — we grew sales faster than the underlying markets and expanded gross margins. In our Dialysis segment, sales continued to erode as anticipated, primarily due to decreased shipments of lower margin dialysate concentrate. Excluding the Dialysis segment, sales grew 7% for the remainder of Cantel’s businesses.”

Krakauer added, “From a macro level, the economic slowdown has still deferred the rate of growth in our capital equipment sales.  Despite that effect, we continued to generate substantial cash flow from the strong sales of consumables, including disinfectants, sterilants and filters.  This outcome is a result of our continued strategic investments in sales and marketing, which are yielding both top-line and gross profit improvements in our three largest segments.”

Krakauer continued, “Although our businesses are not immune to the economic downturn, the need for and focus on infection control continues to rise.  We remain fully dedicated to advancing our strategies to grow and improve performance, and to ensure that we are well positioned with next generation products.  Our competitive advantages are our strong leadership positions in several infection prevention and control markets, a quality reputation and strong brand equity.  We have proactively developed our business to where approximately 75% of our sales come from disposables and service, which are supported by a large installed base of equipment. Further, we remain active in the search for synergistic acquisitions. Last week, we were pleased to announce the acquisition of Purity Water Company of San Antonio, Inc. which expanded our Water Purification and Filtration business in the large Texas and nearby markets.”

The Company further reported that its balance sheet at April 30, 2010 included current assets of $91,752,000, including cash of $19,165,000, debt of $25,000,000, stockholders’ equity of $206,221,000 and a ratio of funded debt to equity of 0.1:1. Krakauer stated, “We continue to generate significant cash provided by operating activities, including $7,136,000 for the quarter. Our balance sheet is very healthy, and we have further reduced our net debt position by 53% from the second quarter to $5,835,000.”

Cantel Medical Corp. is a leading provider of infection prevention and control products in the healthcare market. Our products include specialized medical device reprocessing systems for renal dialysis and endoscopy, dialysate concentrates and other dialysis supplies, disposable infection control products primarily for the dental industry, water purification equipment, sterilants, disinfectants and cleaners, hollow fiber membrane filtration and separation products for medical and non-medical applications, and specialty packaging for infectious and biological specimens. We also provide technical maintenance for our products and offer compliance training services for the transport of infectious and biological specimens.

The Company will hold a conference call to discuss the results for the third quarter ended April 30, 2010 on Tuesday, June 8, 2010 at 11:00 AM Eastern time. To participate in the conference call, dial 1-877-407-8035 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Tuesday, June 8, 2010 at 2:00 PM through midnight on June 15, by dialing 1-877-660-6853 and using passcode #286 and conference ID #351550.

The call will be simultaneously broadcast live over the Internet on vcall.com at http://www.investorcalendar.com/IC/CEPage.asp?ID=159240. A replay of the webcast will be available on Vcall for 30 days.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

2

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2010	2009	2010	2009

Net sales	$66,559	$66,431	$204,141	$193,257

Cost of sales	39,866	40,908	120,866	120,500

Gross profit	26,693	25,523	83,275	72,757

Expenses:
Selling	9,348	7,984	26,583	22,326
General and administrative	9,149	9,106	27,726	27,167
Research and development	1,342	1,261	3,764	3,309
Total operating expenses	19,839	18,351	58,073	52,802

Income before interest and income taxes	6,854	7,172	25,202	19,955

Interest expense	233	588	959	2,013
Interest income	(19)	(24)	(35)	(132)

Income before income taxes	6,640	6,608	24,278	18,074

Income taxes	2,366	2,425	8,960	6,784

Net income	$4,274	$4,183	$15,318	$11,290

Earnings per common share - diluted	$0.25	$0.25	$0.90	$0.68

Dividends per common share	$—	$—	$0.05	$—

Weighted average shares - diluted	17,052	16,647	16,948	16,534

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	April 30,	July 31,
	2010	2009
Assets
Current assets	$91,752	$88,910
Property and equipment, net	35,281	35,968
Intangible assets, net	33,500	37,042
Goodwill	115,627	114,995
Other assets	1,151	956
	$277,311	$277,871

Liabilities and stockholders’ equity
Current portion of long-term debt	$10,000	$10,000
Other current liabilities	27,418	29,113
Long-term debt	15,000	33,300
Other long-term liabilities	18,672	18,342
Stockholders’ equity	206,221	187,116
	$277,311	$277,871

SUPPLEMENTARY INFORMATION

Reconciliation of Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation Expense (“EBITDAS”)

The reconciliation of EBITDAS with net income for the three and nine months ended April 30, 2010 and 2009, respectively, is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2010	2009	2010	2009

Net income	$4,274	$4,183	$15,318	$11,290

Income taxes	2,366	2,425	8,960	6,784
Interest expense	233	588	959	2,013
Interest income	(19)	(24)	(35)	(132)
Depreciation	1,583	1,562	4,721	4,637
Amortization	1,270	1,264	3,842	3,870
Loss on disposal of fixed assets	(3)	—	224	22

EBITDA	9,704	9,998	33,989	28,484

Stock-based compensation expense	670	784	2,270	1,829

EBITDAS	$10,374	$10,782	$36,259	$30,313

EBITDAS is a measure of the Company’s performance that is not required by, or presented in accordance with, Generally Accepted Accounting Principles (“GAAP”). EBITDAS is a non-GAAP financial measure defined by the Company as income before interest, taxes, depreciation, amortization and stock-based compensation expense. The Company believes EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment, has on the Company’s net income. In particular, acquisitions have historically resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. Additionally, the Company regards EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and complements operating income, net income and other GAAP financial performance measures. Generally, a non-GAAP financial measure is a numerical measure of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP.